Exhibit 4.9.1

Schedule of Directors’ Power of Attorney

One or more persons signed a power of attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name	ID Card No.	Address	Signing Date
1	Shaodong Zhang	[***]	[***]	December 13, 2018
2	Chaomin Shi	[***]	[***]	December 13, 2018
3	Kai Liu	[***]	[***]	December 13, 2018
4	Shaowei Zhang	[***]	[***]	December 13, 2018
5	Ji He	[***]	[***]	December 13, 2018
6	Li Wei Lee	[***]	[***]	December 13, 2018
7	Ruzheng Xu	[***]	[***]	December 13, 2018
8	Haiyong Sang	[***]	[***]	December 13, 2018
9	Zikun Ma	[***]	[***]	December 13, 2018
10	Haoyu Guo	[***]	[***]	December 13, 2018
11	Zhenhu Wang	[***]	[***]	December 13, 2018
12	Fang Chen	[***]	[***]	December 13, 2018
13	Zijin Shen	[***]	[***]	December 13, 2018
14	Linfeng Li	[***]	[***]	December 13, 2018
15	Kang Su	[***]	[***]	December 13, 2018
16	Shaowei Zhang	[***]	[***]	January 12, 2021
17	Haoyu Guo	[***]	[***]	January 12, 2021
18	Kai Liu	[***]	[***]	January 12, 2021
19	Jintao Qian	[***]	[***]	January 12, 2021
20	Gang Shi	[***]	[***]	January 12, 2021
21	Zhuoran Zhang	[***]	[***]	January 12, 2021
22	Huafeng Yang	[***]	[***]	January 12, 2021
23	Pupeng Nan	[***]	[***]	January 12, 2021
24	Yunming Tao	[***]	[***]	January 12, 2021
25	Shaodong Zhang	[***]	[***]	January 12, 2021
26	Chengxiang Wang	[***]	[***]	January 12, 2021
27	Yueqi Shi	[***]	[***]	January 12, 2021
28	Qi He	[***]	[***]	January 12, 2021
29	Lei Tao	[***]	[***]	January 12, 2021
30	Shaowen Zhang	[***]	[***]	January 12, 2021
31	Shaowei Zhang	[***]	[***]	February 9, 2022
32	Haoyu Guo	[***]	[***]	February 9, 2022
33	Hao Zhang	[***]	[***]	February 9, 2022
34	Ruhuan Zhao	[***]	[***]	February 9, 2022
35	Shaodong Zhang	[***]	[***]	February 9, 2022